EXHIBIT 16

[Letterhead]

August 21, 2002

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sirs:

RE: Resignation as Auditor of Rocky Mountain Energy Corp. (formerly Emission Control Devices, Inc.) Commission File No. 0-30689

We have reviewed Item 4 paragraphs 4(b) and (c) of the Company's report on Form 8-K regarding our resignation as auditor and principal accountant and are in agreement with the revised disclosures contained therein.

Very truly yours,

/s/ L. R. Andersen

Andersen, Andersen & Strong, LC

by L.R. Andersen

Salt Lake City, Utah